Consent of Independent Registered Public Accounting Firm



      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 20, 2005, in the Registration Statement on Amendment No. 1 to Form SB-2 (File No. 333-126342) and related Prospectus of Ipoint U.S.A Corp. dated January 12, 2006.








Tel-Aviv, Israel                               KOST FORER GABBAY & KASIERER
January 12, 2006                               A Member of Ernst & Young Global